NASDAQ   THE NASDAQ STOCK MARKET
         LISTING QUALIFICATIONS DEPARTMENT
         9600 BLACKWELL ROAD
         ROCKVILLE, MD 20850

By Facsimile and First Class Mail


April 11, 2005


Mr. John A. Carlson
Chief Financial Officer
Alanco Technologies, Inc.
15575 N 83rd Way, Suite 3
Scottsdale, AZ 85260

Re:      Alanco Technologies, Inc. (the "Company")
         Nasdaq Symbol: ALAN

Dear Mr. Carlson:

On February 14, 2005, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Marketplace Rules of The Nasdaq Stock Market (the "Rule")1. Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with the Marketplace Rule 4310(c)(4) and this matter is now closed.

If you have any questions, please contact Jennifer Owen, Listing Analyst at
(301) 978-8091.

Sincerely,

/s/ Cynthia T. Melo
-------------------
Cynthia T. Melo
Director
Nasdaq Listing Qualifications



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1 Marketplace Rule 4310(c)(4).